Exhibit 99.1

NEWS RELEASE

CONTACT:	Investor Relations	Corporate Communications
	435.634.3200	435.634.3553
	Investor.relations@skywest.com	corporate.communications@skywest.com

SkyWest to Receive $233 million
through a Payroll Support Program Extension Under 2021
Appropriations Act

ST. GEORGE, UTAH, January 15, 2021 – SkyWest, Inc. (NASDAQ: SKYW) (“SkyWest”) today announced that its wholly-owned subsidiary SkyWest Airlines has entered into a Payroll Support Program Extension Agreement with the U.S. Treasury Department to receive a total of approximately $233 million under the Consolidated Appropriations Act of 2021. SkyWest received half of the $233 million today and expects to receive the second half in February 2021. In consideration for the funding, approximately $40 million will be in the form of a ten-year, low interest unsecured term loan, and SkyWest will issue to the U.S. Treasury Department warrants to purchase approximately 98,815 shares of SkyWest common stock at a strike price of $40.41.

The funds received under this Payroll Support Program will be used to pay for the wages, salaries and benefits of thousands of SkyWest Airlines employees. This Program includes certain restrictions similar to the original Payroll Support Program, including limitations on involuntary terminations and furloughs through March 31, 2021, restrictions on the payment of dividends and the repurchase of shares through March 31, 2022, the recall of involuntarily terminated or furloughed employees after Sept. 30 with pay from Dec. 1, 2020 to March 31, 2021, and certain limitations on executive compensation through October 1, 2022.

Additionally, SkyWest also announced that SkyWest Airlines has entered into an amendment to its Loan and Guaranty Agreement with the U.S. Treasury Department extending the deadline pursuant to which SkyWest Airlines may borrow under the $725 million facility from March 26, 2021 to May 28, 2021. The other terms of the Loan and Guaranty Agreement were not amended and remain in effect.

About SkyWest

SkyWest, Inc. is the holding company for SkyWest Airlines and SkyWest Leasing, an aircraft leasing company. SkyWest Airlines has a fleet of nearly 500 aircraft connecting passengers to over 220 destinations throughout North America. SkyWest Airlines operates through partnerships with United Airlines, Delta Air Lines, American Airlines and Alaska Airlines carrying more than 43 million passengers in 2019.

Forward Looking-Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “ forecasts,” “ expects,” “ intends,” “ believes,” “ anticipates,”“ estimates,” “ should,” “ likely” and similar expressions identify forward-looking statements. Such statements include, but are not limited to, statements about the expected timing and benefits of the 2021 Appropriations Act funding and other statements that are not historical facts. All forward-looking statements included in this release are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statements unless required by law. Readers should note that many factors could affect the future operating and financial results of the Company and the timing of certain events and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release. These factors include, but are not limited to, uncertainties regarding the impact of the 2021 Appropriations Act funding on the Company’s business and operations, and the consequences of the continuing COVID-19 outbreak to economic conditions, the travel industry and the Company’s major partners in general and the financial condition and operating results of the Company in particular. Risk factors, cautionary statements and other conditions which could cause the Company’s actual results to differ materially from management’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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